EXHIBIT 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-170327) filed by the registrant with the Securities and Exchange Commission (the “Commission”) on November 3, 2010 and declared effective on November 12, 2010 (the “Registration Statement”).

The expenses incurred or expected to be incurred by the registrant relating to the registration and offering (the “Offering”) of up to 7,475,000 shares of common stock (including up to 975,000 shares issuable upon exercise by the underwriters of an option to cover over-allotments, if any) pursuant to the Registration Statement and a related final prospectus supplement filed by the registrant with the Commission on May 14, 2013, are estimated to be as follows:

SEC registration fee *	$2,132
Printing fees and expenses	50,000
Transfer agent and registrar fees and expenses	3,000
Legal fees and expenses	175,000
Accounting fees and expenses	40,000
Miscellaneous fees and expenses	18,000
Total	$288,132

*                     The registrant has previously paid an aggregate registration fee of $3,565.00 in connection with the filing of the Registration Statement. The amount listed in the table above is the portion of this previously paid registration fee that is allocable to the Offering.